-42-

     AGREEMENT, made this 22 day of March 2000, by and between Manchester Equipment Co., Inc., a Corporation organized and existing under and by virtue of the laws of the State of New York, with a principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 (hereinafter referred to as the "Purchaser or Manchester"), Philip J. Ferranti, an individual residing at 16 Thoroughbred Trail, Penfield, New York 14526, and Kenneth Chellam, an individual residing at 50 Timber Brook Lane, Penfield, New York 14526 (hereinafter referred to as the "Seller" or "Sellers" and/or "Shareholder", or "Shareholders" and/or "Members"), Texport Technology Group, Inc., a Corporation organized and existing under the virtue of the laws of the State of New York, with a principal place of business at 106 Dispatch Drive, East Rochester, New York 14445, and Learning Technology Group, LLC, a Limited Liability Company, organized and existing under the virtue of the laws of the State of New York, with a principal place of business at 106 Dispatch Drive, East Rochester, New York 14445 (hereinafter referred to as the "Companies").

                              W I T N E S S E T H:

     WHEREAS, the Companies are the owners and operators of a computer sales, service and repair businesses conducted at 106 Dispatch Drive, East Rochester, New York 14445 and the Sellers and/or Shareholders are the sole stockholders, directors, and chief executive officers in the Companies, and as such they represent that they hold such capital stock without charge or lien against it, and

     WHEREAS, the Sellers and/or Shareholders have made certain representations and warranties as to the "Companies Assets". and "Companies Liabilities" as more particularly defined in the within Agreement or Schedules annexed thereto, and

     WHEREAS, the Purchaser desires to purchase one hundred (100%) percent of the right, title and interest of the Selling Shareholders in the capital stock of the Companies.

     Now, Therefore, in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, receipt of which is hereby acknowledged, and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     Definitions: The following terms shall have the meaning hereby assigned in this Agreement as well as any other Agreement which is collateral hereto:

     "Assets" means all right, title, and interest in and to all of the assets of the Companies or the Companies as set forth on Exhibit "A", including all of their (a) real property, leaseholds and sub-lease holds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, Inventory), (c) intellectual property, goodwill associated therewith, the trade names, licenses and sub-licenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, sub-leases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, security interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) securities, if any, (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, order, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials,
(k) any cash, (l) the corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identifications numbers, seals, minute books, stock transfer books, blank stock certificates,, and other documents relating to the organization, maintenance, and existence of the Companies as a corporation;
(m) any of the rights of the Companies under this Agreement.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Closing Date Financial Statements.

     "Closing" has the meaning set forth in Paragraph "THIRD" below.

     "Closing Date" has the meaning set forth in Paragraph "THIRD" below.

     "Closing Date Financial Statements" means the financial statements of the Companies to be prepared by the Companies at its cost reflecting the financial condition of the Companies as of the day prior to the Closing Date, prepared in accordance with GAAP and in accordance with the Companies' previous financial statements and to be delivered to the Parties within ninety (90) days of the Closing Date and accepted by the Parties in writing. In the event of a dispute regarding the Closing Date Financial Statements which cannot be resolved by the Parties within fifteen (15) days of delivery of the Closing Date Financial Statements, the Closing Date Financial Statements shall be reviewed by the Jericho, New York office of KPMG Peat Marwick, which costs of review shall be divided equally by the Sellers and the Companies.

         "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of the Companies that is not already generally available to the public.

     "Contingent Payments" has the meaning set forth on Paragraph "SECOND: B)" below.

     "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

     "Employee Benefit Plan" means the Coastal Office Products, Inc. Profit Sharing Plan.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.

3(2)

     "Employee  Welfare  Benefit  Plan" has the  meaning set forth in ERISA Sec.
3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in the Indemnity Agreements annexed hereto.

         "Indemnifying Party" has the meaning set forth in the Indemnity Agreements annexed hereto.

         "Intellectual Property" means (a) all inventions, (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all re-issuance, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Inventory" means all goods in process and finished goods, manufactured and purchased parts and supplies and other items deemed inventory in accordance with GAAP in the operation of the Companies' business.

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liabilities" means (a) all Liabilities of the Companies as recorded on the 1999 balance sheet, and as adjusted for the passage of time through the Closing Date in accordance with past custom and practice and in the ordinary course of business of the Companies and to be recorded on the Closing Date Financial Statements, and subject to the representations and warranties of Seller and the Companies herein, (b) all obligations of the Companies under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing of (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, (c) any Liability of the Companies for unpaid Taxes for periods prior to the Closing which were not due and payable prior to Closing,
(d) any Liability or obligation under any insurance policy, health or medical or life insurance plan of the Companies in effect as of the Closing Date, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter documents, bylaw, agreement, or otherwise, any Liability of the Companies for costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby, any Liability or obligation of the Companies under this Agreement, any Liability or obligation of the Companies, the Employee Benefit Plan, any Liability resulting from any breach of contract, breach of warranty, tort infringement or violation of law.

         "Liability" means any liability (whether known or unknown, whether asserted or un-asserted, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Manchester Options" means the options to acquire shares of Manchester delivered to Sellers in accordance with the employment agreements substantially in the form annexed hereto.

     "Multi-employer Plan" has the meaning set forth in ERISA Sec. 3(37).

     "Non Contingent Price" has the meaning set forth in Paragraph "SECOND: A)" below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency), excluded therefrom is the transaction contemplated by the within Agreement.

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock Companies, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Pre-Tax Earnings" includes all revenues earned during the period less all expenses incurred or accrued during the period except for taxes computed on the basis of income. For purposes of this Agreement, Pre-Tax Profit shall not include amortization of goodwill.

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Purchase Price" has the meaning set forth in Paragraph "SECOND" below.

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

     "Seller" means Philip J. Ferranti and Kenneth Chellam, as Shareholders in Texport Technology Group, Inc., and as Members in Learning Technology Group, LLC.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, material men's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any Schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Paragraph "EIGHTH: (d)" below.

FIRST: SALE OF STOCK- The Sellers agree to sell, transfer and assign one hundred (100%) percent of the issued outstanding capital stock of the Companies; to wit:
100 shares, as to Texport Technology Group, Inc., and 100% of the membership interests as to the Learning Technology Group, LLC, pursuant to the terms and conditions hereinafter set forth.

SECOND: PURCHASE PRICE- The Purchaser agrees to buy all of the issued and outstanding shares of the capital stock of Seller constituting one hundred (100%) percent of all the issued and outstanding stock in the Companies, for a Purchase Price of Four Hundred Thousand and 00/100 ($400,000.00) Dollars, plus the amount of the "Contingent Payments" (Paragraph "SECOND: B) 1 and 2") actually paid to the Sellers pursuant to the "Contingent Payments" provisions.

     The Purchase Price is to be allocated as between Texport Technology Group, Inc. and the Learning Technology Group, LLC, as follows:

     Purchase Price as above calculated as to Texport Technology Group, Inc.-Sixty (60%) percent.

     Purchase Price as above calculated as to Learning Technology Group, LLC-Forty (40%) percent.

         The aforesaid Purchase Price shall be subject to the conditions for "Contingent Payments" in favor of the Sellers or Purchaser respectively in accordance with the following terms and conditions:

         A)       NON-CONTINGENT PAYMENTS:
                  1)  $400,000.00+/- in cash payable at Closing.

         B)       CONTINGENT PAYMENTS:
                  1) $500,000.00+/- in cash payable on or before March 22, 2001, contingent upon the Companies achieving the projections as to revenue and pre-tax earnings, for the period consisting of twelve (12) months from the Closing of the with Agreement (Year 1), as more particularly set forth in sub-paragraph 3) below.

     2) $500,000.00+/- in cash payable on or before March 22, 2002, contingent upon the Companies achieving the projections as to revenue and pre-tax earnings, for the period commencing the first (1st) day of the thirteenth (13th) month after Closing, and concluding on the last day of the twenty-fourth (24th) month after Closing of the within Agreement (Year 2), as more particularly set forth in sub-paragraph 3) below.

     3) The "Contingent Payments" due on March 22 2001, and March 22 , 2002 will be subject to the following conditions:

       a.                               Revenue             Pre-tax Earnings
                                        -------             ----------------
            Year 1                      $14.8 Million       $700,000
            Year 2                      $18.5 Million       $1.3 Million

       b.   Actual Revenue and          % of Contingent     Actual Amount of
            Pre-tax Earnings            Payment to be       Contingent Payment
            Targets Met                 Paid                to be Paid
            -----------                 ----                ----------

            135% and over               150%                $750,000
            120% - 134%                 125%                $625,000
            110%-119%                   110%                $550,000
            100%-109%                   100%                $500,000
            90%-99%                      75%                $375,000
            80%-89%                      50%                $250,000
            below 80%                     0%                $0

     In the event of a variation as between the percentages of "revenue" achieved and the percentages of "Pre-tax Earnings" achieved, the lower of said percentages achieved will be the factor used in determining the percentage and the amount of a "Contingent Payment" to be paid.

     Example: Year One- The Revenue met is ninety-five (95%) percent of the target number and "Pre-tax Earnings" are eighty-five (85%) percent of the target number. The amount of the "Contingent Payment" to be paid would be fifty (50%) percent ($250,000.00) as based on the above chart.

     C. DEFINITIONS OF PRE-TAX EARNINGS: Reference is herein made to "Pre-Tax Earnings" as contained in Paragraphs "SECOND: B) 1), 2), and 3)", of the within
Agreement:

         The following provisions will govern the determination of "Pre-Tax Earnings" solely for the purposes of the foregoing Paragraphs:

     a)  "Pre-Tax   Earnings"  will  be  determined  using  Generally   Accepted
Accounting Principles applied on a consistent basis, except as amended by the conditions set forth in the within Paragraph (all parts).

     b)  "Pre-Tax   Earnings"  will  be  calculated   prior  to  accounting  for
amortization of Goodwill.

     c)  The   Companies   shall  not  pay  any   discretionary   "Bonus"  to  a
Seller-Employee that has the effect of reducing or eliminating any payments due to Seller-Employees under this "Definitive Purchase Agreement".

     d) On each anniversary date of employment, and during the initial three (3) year term of the Employment Agreements with the Seller-Employees, a charge equaling the closing price of Manchester Common Stock on the date of the execution of the within Agreement, times Ten Thousand (10,000) will be applied as an expense for the purpose of amortizing the cost of the "grant" of Ten Thousand (10,000) Shares of Manchester Common Stock to the Seller-Employees, as same are combined for purposes of the within Paragraph.

          (i) "Charge" is herein defined as such sum that equals the Manchester closing stock price on the date of closing, times 10,000, divided by the number of years of the initial term of the Employment Agreements.".

     e) Manchester will not assign or allocate overhead or other costs or expenses to the Companies other than those allocations which Manchester pays directly on behalf of the Companies, or which is directly allocatable to the Companies.

     f) Manchester may allocate as cost to the Companies certain expenses for normal and customary operations as may reasonably be determined by Manchester, which may include expenses incurred to integrate the Manchester and the Companies' business systems and operations, and/or upgrades of the Companies' offices, equipment, computer system, etc.

     g) For the period ending twenty-four (24) months from Closing, Manchester (other than for the "Termination for Cause" provisions of the Employment Agreements) will not terminate, close or discontinue the business of the
Companies; Provided, However, the foregoing provision is specifically conditioned upon the Companies achieving certain minimum revenue and "Pre-Tax Earnings" for years one and two subsequent to Closing. For purposes of definition, such "minimum" is herein deemed to be eighty (80%) percent or more of Year 1 and Year 2 revenues and "Pre-Tax Earnings" (Paragraph "SECOND: B) 3) a.") standards, calculated on a quarter annual basis.

         D.       APPLICABILITY OF PURCHASE PRICE:

     The Purchase Price, Non-contingent Payments (A. above) and Contingent Payments (B. above), are applicable as to both of the Selling Shareholders collectively, and are not to be deemed as payable to each of the Selling Shareholders individually.

THIRD: CLOSING - The Closing shall take place at the offices of Kressel, Rothlein & Roth, Esqs., 684 Broadway, Massapequa, New York 11758, Attorneys for
the Purchaser, on or about          , 2000.

     A) At the Closing, the Seller shall deliver to the Purchaser:

     1. Certificate -

          A certificate or certification dated the Closing date, signed by the Secretary of the Companies setting forth:

          (a) The authorized, outstanding and unissued capital stock of the Companies;

          (b)  The  names  and   addresses   of  the   holders  (of  record  and
          beneficially) of such authorized and outstanding stock, and the number of shares owned by each;

          (c) The names and addresses of all directors and officers of the Companies; and

          (d) The names of the officers authorized to execute and deliver the documents and related instruments deliverable hereunder.

2. Stock Certificates-
   -------------------

     Certificates for the Seller's stock, duly endorsed and with all necessary documentary transfer tax stamps affixed and canceled. The Companies shall thereupon issue new certificates representing shares to be delivered to Purchaser.

 3.       Corporate Records-
          ------------------

     The complete and correct corporate minute books, Certificate of Incorporation, By-Laws, stock certificates and stock transfer records of the Companies, and a current Certificate of Good Standing issued by the State of Incorporation..

  4.       Resignations-
           -------------

     The written resignations of Sellers as officers and directors of the Companies, effective upon consummation of the Closing.

 5.       Contracts-
          ----------

     Originals of any and all written Contracts entered into by the Companies, which are presently in effect.

     6.  Creditors-
         ----------

     A Schedule of all accounts payable by the Companies as of the date of Closing which have accrued or been amended subsequent to the within Agreement.

7. Warranties-
   -----------

     (a) An Affidavit of Warranty and representation by each of the Sellers individually 1) that he is the owner of the shares of stock being transferred to the Purchaser; 2) that he owns said stock free and clear of all encumbrances of any kind; 3) that said shares have not been hypothecated or in any way alienated and that he is a resident of the State of New York ; 4) that there are no actions, litigations, judgments or executions now in force or pending against the Seller or the Companies, nor have any petitions in bankruptcy or arrangements been filed by or against the Seller or the Companies; 5) that the sale of said stock does not render him insolvent; 6) that the Schedules of assets and liabilities are true and complete representations of the liabilities and assets of the Companies.

     (b) 1) An Affidavit of Warranty by the Sellers individually which affidavit shall expressly warrant that the Lease to the Companies, a copy of which is annexed hereto, is, in effect at the time of Closing; 2) that such tenancy is free and clear of any and all defaults; 3) that the tenancy established thereby is a valid leasehold interest as represented therein.

8. Indemnifications-
   -----------------

     At Closing Seller will deliver indemnifications in the form set forth annexed hereto.

9. Schedule of Assets-
   -------------------

     A Schedule of any and all assets as of the date of Closing evidencing additions or deletions which have occurred subsequent to the execution of the within Agreement.

10.    General Releases-
       -----------------

     a) The Selling Shareholders shall deliver releases to the Companies in the form annexed.

  B) At the Closing the Purchaser shall deliver the following:

     1) An Indemnity Agreement in the form annexed.

     2) Certified checks or appropriate wire transfers totaling $400,000.00, as per Paragraph "SECOND: A) 1)".
               -------

     3) Options as required under the Employment Agreements referred to in Paragraph "FOURTH".
           -------

     4) The "grant" of 5,000 shares of Manchester Common Stock (restricted) to each of the Selling Shareholders, subject to the vesting conditions set forth in the Employment Agreements referred to in Paragraph "FOURTH".

                                                    ------
                                       13

     5) Certificate of Resolution of the Board of Directors authorizing the within transaction.

FOURTH: EMPLOYMENT AGREEMENT- Each of the Selling Shareholders and Texport Technology Group, Inc. and the Learning Technology Group, Inc., simultaneously with the Closing, shall enter into an Employment Agreement in the forms annexed hereto.

FIFTH: BOOKS AND RECORDS- All of the books and records, including but not limited to journals and work sheets, tax returns, bank statements, accountant's records, daily diaries, contracts and other materials used for the operation of the Companies shall remain intact at the Companies, and shall not be removed from the Companies' offices without the permission of the Purchaser.

SIXTH: BROKER-FINDER INDEMNITY- Each of the Parties hereto represents and warrants that it has not employed any broker or finder in connection with this Agreement, or the transaction contemplated hereby, and agrees to indemnify the other Party and hold it harmless from any and all liabilities (including, but not limited to, reasonable Attorneys fees and disbursements and Court costs paid or incurred in connection with any such liabilities) for brokerage commissions or finder's fees in connection with this Agreement asserted by any party based upon arrangements or agreements made or claimed to have been made by or in behalf of such indemnifying party.

SEVENTH:          A.        Pre-Closing Obligations-

     Parties hereby covenant and agree to cause the following to occur from the date of execution hereof to the Closing:

     1.1 Seller, Shareholder and Companies shall afford to the Attorneys and other authorized representatives, free and full access during regular business hours, to the books, records, personnel and properties of the Companies.

     1.2 Purchaser shall have the right to make copies of the general ledger, general journal, cash receipts and disbursements books, purchase book, accounts receivable and accounts payable records, payroll records, canceled checks, bank statements and copies of all city, state and federal tax returns filed by the Companies.

     1.3 The Companies' business shall be conducted only in the ordinary course.

     1.4 The Companies shall maintain in force its insurance policies currently in effect as of the date hereof, except to the extent that they may be replaced with equivalent policies at lower rates approved by the Seller. If in the Purchaser's opinion, additional coverage is reasonably necessary to keep adequately insured all properties of the Companies, Seller shall cause the Companies, at the written request of the Purchaser, and at the Companies' expense, to obtain such additional insurance from financially sound and reputable insurers for a period ending no sooner than the close of business on the Closing date.

     1.5 Without the prior written consent of the Purchaser, no change shall be made in the Certificate of Incorporation or By-Laws of the Companies.

     1.6 No Change shall be made in the Companies' authorized, issued and outstanding capital stock, and no options, warrants, rights or calls shall be granted with respect to any shares of such capital stock.

     1.7 No dividend or other distribution or payment shall be declared or made in respect of any shares of the Companies' stock.

     1.8 No contract, commitment, or other business transaction shall be entered into or terminated by the Companies without Purchaser's prior written approval, except such as are in the ordinary course of business.

     1.9 Except as expressly provided herein, the Companies will not (i) mortgage, pledge or subject to lien or any other encumbrance any of its assets, tangible or intangible; (ii) sell or transfer any fixed assets; (iii) cancel any debts or claims except in each case in the ordinary course of business, or (iv) sell, assign or transfer any patents, trademarks, trade names, copyrights, licenses or other intangible assets.

     1.10 The Companies will not increase compensation to be paid or become payable to any officer, director, employee or agent (except regular or periodic increases), nor enter into any purchase or sales Contract except in the regular course of business, or make any material change in sales, marketing, pricing or distribution policies.

     1.11 Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

     1.12 The Companies will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     1.13 Each party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties.

     B) Post-Closing Covenants-
        -----------------------

     The  Parties  agree as follows  with  respect to the period  following  the
Closing:

     (a) General: In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore pursuant to the Indemnity Agreement annexed hereto.

     (b) Litigation Support: In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or between any other agreement collateral hereto, (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the business of the Companies as conducted prior to the Closing Date, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under an Indemnity Agreement annexed hereto.

EIGHTH: Representations and Warranties- Sellers and Companies hereby covenant, represent and warrant to the Purchaser that the statements contained in this Paragraph "EIGHTH" are true and correct , both as of the date hereof and as of the Closing date,( as though made then and as though the Closing Date were substituted for the date of this Agreement) as follows:

          1. Corporate Matters

             -----------------

     (a) Valid Corporate Existence-Texport Technology Group, Inc. is a Corporation duly organized and validly existing and in good standing under the laws of the State of New York, and the Learning Technology Group, Inc., is a Limited Liability Company duly organized and validly existing and in good standing under the laws of the State of New York.

     (b) Authority- The Companies have all requisite corporate power and authority to own its assets and properties, and to carry on its business as now conducted. Sellers have the power and authority to enter into this Agreement, and to carry out the transactions contemplated hereby, including, without limitation, the authority to transfer the Companies' stock as herein provided. The consent of any third party or parties, including any governmental agency or instrumentality, to the within proposed transaction, is not required.

     (c) Capitalization; Stockholders of the Companies- The Companies have the number of shares of authorized, issued and outstanding shares of capital stock as set forth below:

                         Texport Technology Group, Inc.

                              200     authorized,
                              ---
                              100       issued.
                              ---
                         Learning Technology Group, Inc.

                              -0-     authorized,
                              ---
                              -0-      issued.
                              ---

     Sellers are the owners beneficially and of record of one hundred (100%) percent of all issued and outstanding capital stock of the Companies. There are no outstanding options, Contracts, calls, demands, commitments, stock restriction agreements or encumbrances of any character relating to its capital stock in said Companies, and no securities of the Companies outstanding which by their terms are convertible into capital stock.

     (d) Subsidiaries- The Companies do not own any capital stock or any other interest in any other business entity, whether incorporated or unincorporated.

     (e) Enforceability- This Agreement constitutes a binding and enforceable agreement of both parties.

     (f) Actions, Claims, etc.- There are no claims, suits, proceedings or investigations, governmental or private, pending or, so far as is known to Seller, threatened, nor any order, injunction or decree outstanding, against or relating to the Companies or its property, assets or business. Seller does not know or have any reasonable grounds to know of any basis for any such claims, actions, suits, proceedings, investigations or orders, injunctions or decrees; and Seller is not knowingly in violation of any applicable law, regulation or ordinance and is not knowingly or otherwise in violation of any order, injunction or decree, or any other requirement of any governmental body or Court, relating to its property or business.

     (g) Collective Bargaining-Employees- The Companies have no employment, union or collective bargaining agreements. During the past five (5) Fiscal Years, the Companies have had no "labor unrest" situations, and no pending or threatened labor strikes, or other labor troubles. During the past three (3)

Fiscal Years, the Companies have had no "unfair labor" practice complaints filed against them. At present, there are no pending or threatened requests for arbitration, grievance proceedings, labor disputes, strikes, or disturbances affecting the Companies, and there have been no recent union negotiations. There are no retired employees of the Companies who are presently receiving, or will be entitled to receive any payments of any nature. There are no written or oral employment or consulting agreements to which the Companies are a party to or bound by. There are no deferred compensation programs affecting any officers, directors, employees or members of the Companies.

     (h) Miscellaneous- The Companies have not (i) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options, warrants or other rights calling for the issue thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligation or liability (absolute or contingent) except obligations and liabilities (other than tort liabilities) incurred in the ordinary course of business; (iii) paid any obligation or liability (absolute or contingent) other than current liabilities incurred in the ordinary course of business; (iv) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to its stockholders, or purchased, or agreed to purchase, any of the Companies' common stock; (v) except in the ordinary course of business and as contemplated by this Agreement, sold or transferred, or agreed to sell or transfer, any of its assets, property or rights or canceled, or agreed to cancel, any debts or claims; (vi) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of the assets, property or rights of the Companies or requiring the consent of any party to the transfer and assignment of any such assets, property or rights; (vii) suffered any losses or waived any rights of value which in the aggregate are extraordinary or material considering the business of the Companies taken as a whole; (viii) except in the ordinary course of business, made or permitted any amendment or termination of any Contract, agreement or license to which it is a party if such amendment or termination is material considering the business of the Companies taken as a whole; (ix) except in accordance with its normal and usual practice made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay t any present or former officer of employee; (x) except in accordance with its normal and usual practice, increased the salary of any officer or employee; (xi) the Companies are not qualified to do business in any foreign country and any other States other than New York, and therefore the Companies are not required to file tax returns in any other country or State other than New York, nor do the Companies maintain an office in any other foreign country or State; and (xii) the Companies have not received any correspondence, reports, and/or notices, relating to any laws and regulations administered by any federal, state, local, or foreign governmental agency for the five (5) years last past.

     (i) Title to Assets- The Companies have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the most recent financial statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the most recent balance sheet. Without limiting the generality of the foregoing, the Companies have good and marketable title to all of the Assets, free and clear of any Security Interest or restriction on transfer, except as follows:

     (i) There has been no change in the accounting policies or procedures of the Companies during the five (5) years prior to the date hereof.

     (j) Financial Statements- Attached hereto as Exhibit 1 are the received balance sheets and statements of income and cash flow as of and for the period from January 1, 1999 to December 31, 1999, collectively, the "1999 Financial Statements". The 1999 Financial Statements (including the Notes thereto, if any) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Companies as of such dates and the results of operations of the Companies for such periods, are correct and complete, and are consistent with the books and records of the Companies (which books and records are correct and complete); Provided, However, that the 1999 Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

     (k) Events Subsequent to December 31, 1999 Financial  Statements-
         -------------------------------------------------------------

     Since the December 31, 1999 Financial Statements, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Companies. Without limiting the generality of the foregoing, since that date:

     (i)  The Companies have not sold, leased,  transferred,  or assigned any of
          its   assets,   tangible  or   intangible,   other  than  for  a  fair
          consideration in the Ordinary Course of Business;

     (ii) The Companies have not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) other than in the Ordinary Course of Business;

     (iii)No party has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Companies are a party or are bound;

     (iv) The Companies have not imposed any Security Interest upon any of its assets, tangible or intangible;

     (v) The Companies have not made any capital expenditure (or series of related capital expenditures);

     (vi) The Companies have not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease;

     (vii)The Companies have not delayed or postponed the payment of accounts payable and other Liabilities other than in the Ordinary Course of Business;

     (viii) The Companies have not canceled, compromised, waived, or released any right or claim (or series of related rights, and claims) other than in the Ordinary Course of Business;

     (ix) The Companies have not granted any license or sub-license of any rights under or with respect to any Intellectual Property;

     (x) Except for the stock held by the Sellers, the Companies have not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

     (xi) The Companies have not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

     (xii)The Companies have not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

     (xiii) The Companies have not made any loan to, or entered into any other transaction with, any of the directors, officers, and employees of the Companies other than in the Ordinary Course of Business;

     (xiv)The Companies have not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing employment contract or collective bargaining agreement;

     (xv) The Companies have not granted any increase in the base compensation of any of its directors, officers, and other than in the Ordinary Course of Business;

     (xvi)The Companies have not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers, and employees of the Companies or taken any such action with respect to the existing Employee Benefit Plan;

     (xvii) The Companies have not made any other change in employment terms for any of its directors, officers, and employees other than in the Ordinary Course of Business;

     (xviii) The Companies have not made or pledged to make any charitable or other capital contribution other than in the Ordinary Course of Business;

     (xix)The Companies have not paid any amount to any third party with respect to any Liability or obligation other than in the Ordinary Course of Business;

     (xx) There has not been any other material occurrence, event, incident, action, failure to act, or transaction other than in the Ordinary Course of Business involving the Companies.

     (l) Undisclosed Liabilities- The Companies do not have any Liability (and, to its and/or the Sellers' knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for
(i) Liabilities set forth on the face of the December 31, 1999 Financial Statements (rather than in any notes thereto) and (ii) Liabilities which have arisen after the December 31, 1999 Financial Statement in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (m) Legal Compliance-To its knowledge the Companies have materially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or, to its and/or the Sellers' knowledge, commenced against any of them alleging any failure so to comply except where failure to comply would not have any material adverse effect upon the Companies or its business.

     (n) Tax Matters-
         ------------

     (i) The Companies have filed all Tax Returns that it was required to file prior to the Closing Date. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Companies (whether or not shown on any Tax Return) have been paid. The Companies currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Companies do not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests affecting any of the assets of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax;

     (ii) The Companies have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

     (iii) Neither the Companies nor any director nor officer (or employee responsible for Tax matters) expects any authority to assess any additional Taxes with respect to the Companies for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Companies either (A) claimed or raised by any authority in writing or (B) as to which any directors and officers (and employees responsible for Tax matters) of the Companies;

     (iv) The Companies have not waived any statute of limitations in as to liabilities or Taxes of any nature or agreed to any extension of time with respect to any liabilities or Tax assessments or deficiencies;

     (v) The Companies have not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Companies have not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 987 (c)(1)(A)(ii). The Companies have not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has any Liability for the Taxes of any Person under any provision of federal, state, local, or foreign law), as a transferee or successor by contract, or otherwise;

     (vi) There are no pending or threatened disputes with regard to tax matters involving the Companies; (vii) There are no tax indemnification, tax sharing, or tax allocation agreements involving the Companies and other members of an affiliated group, including any joint venture agreements that have the effect of tax allocations agreements;

     (viii) The Companies have received no legal or accounting tax opinions during the five (5) years prior to the date hereof relating to the tax reporting of the Companies.

     (o) Real Property-
         --------------

     The Companies do not own any real property. The premises presently occupied by the Companies are leased, pursuant to a written Lease therefore. The Companies have not been the subject of any zoning, variances, and/or local use permits.

     (p)  Intellectual  Property-
          -----------------------

     (i) The Companies own or have the right to use pursuant to license, sub-licenses, agreement, or permission all Intellectual Property necessary for the operation of its businesses as presently conducted. Each item of Intellectual Property owned or used by the Companies immediately prior to the Closing hereunder will be owned or available for use by the Companies subsequent to the Closing hereunder;

     (ii)  To the  best  of the  Seller's  knowledge,  the  Companies  have  not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Companies nor its directors and officers (any employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Companies must license or refrain from using any Intellectual Property rights of any third party), to the knowledge of the Sellers and the knowledge of the Companies and its directors and officers (any employees with responsibility for Intellectual Property matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Companies;

     (iii) The Companies have no patent registrations and/or applications therefore. The Companies have no trademark, service mark, and/or trade dress, registrations and/or applications. The Companies have no copyright registrations and/or applications;

     (iv) The Companies have no manual or other written document detailing the procedures for maintaining the secrecy of any trade secrets.

     (q) Tangible Assets-
         ----------------

     The Companies own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. To the Seller's knowledge, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. There are no professional appraisals of any material property of the Companies.

     (r) Inventory-
         -----------

     The inventory of the Companies consists of manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured, and none of which is slow-moving, obsolete, damaged, or defective.

     (s)  Contracts-
          ----------

     The Schedule of Contracts as annexed hereto, lists all contracts and other agreements to which the Companies are a party, including but not limited to:

     (i) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments;

     (ii) any agreement (or group of related agreements) for the purchase or sale of raw material, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services;

     (iii) any agreement concerning a partnership or joint venture;

     (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

     (v)  any agreement concerning confidentiality or non-competition;

     (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the current or former directors, officers, and employees;

     (vii)any  collective  bargaining  agreement;

     (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

     (ix) any agreement under which it has advanced or loaned any amount to any of the directors, officers, and employees other than in the Ordinary Course of Business;

     (x) any agreement under which the consequences of a default or termination could have an effect on the business, financial condition, operations, results of operations, or future prospects of the Companies; or

     (xi) any other agreement.

         The Companies are not a party to any significant oral contracts and/or commitments of any nature.

     The Companies have delivered to Manchester a correct and complete copy of each written agreement listed in Schedule of Contracts (as amended to date). With respect to each such agreement; (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby subject to the right of any third party to consent to such assignment; (C) to its knowledge, no party is in breach or default; and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to its knowledge, no party has repudiated any provision of the Agreement.

     The Companies are not a party to any contracts that are subject to re-negotiations, nor are any contracts currently being re-negotiated. The Companies are not a party to any agreements that are not to be performed within three (3) months of the date hereof, or involving in excess of Twenty-five Thousand and 00/100 ($25,000.00) Dollars, whether or not entered into the ordinary course of business, except (a) agreements for the sale of merchandise entered into in the ordinary course of business, and/or (b) agreements referred to elsewhere in the within document. The Companies are not subject to any contracts pertaining to advertising or public relations agencies, other than an Agreement with "Yellow Pages". The Companies are not a party to any agreements relating to the supply of materials and/or raw materials and supplies of any nature. The Companies are not a party to any agreement relating to the acquisition of any business constituting a part of the Companies, or a sale or proposed sale of any businesses owned by the Companies within the past five (5) years. The Companies are not a party to any joint venture or other type of partnership agreement. The Companies are not a party to any agreements with suppliers, independent agents, sales persons, or others involving the payments of commissions or other consideration or discounts with respect to the manufacture, sale, or distribution of the Companies' products or services. The Companies are not a party to any agreements restricting the abilities of the Companies to compete in any line of business with any person or entity, or committing the Companies to continue in any line of business. To their knowledge there are no present facts or circumstances that may give rise to the cancellation or termination of, or claims for damages or loss under any of the agreements that the Companies are presently a party to. The Companies are not presently in the process of negotiation as to any leases, licenses, agreements, and contracts, involving the payment by the Companies of more than Twenty-five Thousand and 00/100 ($25,000.00) Dollars, in the aggregate. The Companies are not a party to any agreements granting to the Companies any right of first refusal to acquire any business or assets, or pursuant to which the Companies have granted any such rights. The Companies are not a party to any contracts and/or arrangements for trucking and/or other types of delivery, and as to any warehouse space other than presently used by the Companies. The Companies are not presently a party to any material research and/or development agreements. The Companies are not a party to any technology license agreements, either as Licensor or Licensee therein.

         For definition purposes: "Accounts Receivable" set forth in Paragraph "EIGHTH (t) (i) a) and b), and (ii) a) and b), shall be the total of the Accounts Receivable Schedule(s), net of so-called "Doubtful Accounts". "Doubtful Accounts" must be established pursuant to a Schedule therefor, which Schedule shall itemize the Customer name, amount due, and the date of the unpaid invoice(s).

         Accounts Receivable for purposes of the within Paragraph (t) (all parts), shall be calculated "net" of applicable sales taxes.

     (t) Notes and Accounts Receivable- All notes and accounts receivable of the Companies are reflected properly on the Companies' books and records, are valid receivables subject to no set offs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies.

     (i) Accounts Receivable that remain unpaid in excess of ninety (90) days as of the date of Closing, shall be treated as follows:

          a) The total of such Accounts Receivable will be deducted from the $400,000.00 non-contingent payment (Paragraph "SECOND: A)") and will be deposited into a special escrow account;

          b) Upon the expiration of one hundred twenty (120) days subsequent to Closing, the escrow fund will be apportioned as follows: the amount of such Accounts Receivable received during the one hundred twenty (120) day period subsequent to Closing, will be paid to the Sellers. The amount of such Accounts Receivable remaining unpaid at the expiration of such one hundred twenty
               (120) day period, shall be paid to Manchester and be deemed as a reduction of the Purchase Price (Paragraph "SECOND"). Accounts Receivable actually received after such one hundred twenty (120) day period will be paid to the Sellers, and deemed an addition to the Purchase Price. This provision shall also apply to the "Contingent Payments" (Paragraph "EIGHTH (t) (ii) a) and b)"). The cost of collection of such Accounts Receivable, if any, other than normal billing procedures, will be retained by the Companies.

          (ii) Accounts receivable that remain unpaid in excess of ninety (90) days as of the either of the "Contingent Payment" dates, 2001, and 2002, shall be treated as follows:

          a) The total of such accounts receivable will be deducted from the "Contingent Payments" (Paragraph "SECOND: B)"), and will be deposited into a special escrow account;

          b) Upon the expiration of one hundred twenty (120) days subsequent to each of the "Contingent Payment" dates, the escrow fund will be apportioned as follows: the amount of such accounts receivable received during the one hundred twenty (120) day period subsequent to each of the "Contingent Payment" dates, will be paid to the Sellers. The amount of such accounts receivable remain unpaid at the expiration of each of such one hundred twenty (120) day periods, shall be paid to Manchester and shall be deemed as a reduction of the Purchase Price (Paragraph "SECOND").

     (u) Powers of Attorney- There are no outstanding Powers of Attorney executed on behalf of the Companies.

     (v) Insurance- The Schedule of Insurance Agreements annexed sets forth each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Companies are currently a party, a named insured, or otherwise the beneficiary of coverage:

     With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the Companies are not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof.

     (w) Product Warranty-Each product manufactured, sold, leased, or delivered by the Companies have been in conformity with all applicable contractual commitments and all express and implied warranties, and the Companies to the best of Seller's knowledge, has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice. No product manufactured, sold, leased, or delivered by the Companies are subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

     (x) Product Liability- To the best of Seller's knowledge, the Companies have no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use by it.

     (y) Employees- To the best of the Seller's knowledge no executive, key employee, or group of employees of the Companies have any plans to terminate employment. The Companies are not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes.

          (z) Employee  Benefits-

(a) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(b) To the best of Seller's knowledge, each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a).

(c) The Companies have delivered to the Purchaser correct and complete copies of the plan documents and summary plan descriptions.

(d) The Companies do not currently maintain, has never maintained, and has no liability with respect to any Multi-employer Plan.

(e) The Schedule of Employee Benefit Plans annexed hereto sets forth all other fringe benefits such as medical, health or life insurance plans provided by the Companies to its employees. The Companies shall deliver a copy of all such plans to Manchester prior to Closing.

     (aa) Guaranties-
          -----------

     The Companies are not guarantors or otherwise liable for any liability or obligation (including indebtedness) of any other person.

    (bb) Environment, Health, and Safety-
         --------------------------------

     To  the  Seller's   knowledge,   the  Companies   have  complied  with  all
Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Companies have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, Schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

     (cc)  Disclosure-
           ------------

     The representations and warranties contained in this Paragraph "EIGHTH", do not contain any untrue statement of a material fact or omit to state any material fact.

NINTH:   REPRESENTATIONS AND WARRANTIES OF MANCHESTER-
------   ---------------------------------------------
                  1. Manchester represents and warrants to The Companies and the Sellers that the statements contained in Paragraph "NINTH", are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Paragraph "NINTH").

     (a) Organization of Manchester: Manchester is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of the State of New York.

     (b) Authorization of Transaction: Manchester has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Manchester, enforceable in accordance with its terms and conditions.

     (c) Non-contravention: Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Manchester is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Manchester is a party or by which it is bound or to which any of its respective assets is subject. Manchester needs not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

TENTH:   CONDITIONS TO OBLIGATIONS TO CLOSE-

------   -----------------------------------
                  A.       Conditions to Obligation of Manchester-
                           --------------------------------------

     The obligation of Purchaser to consummate the transactions to be performed by each of them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) The representations and warranties of the Sellers and the Companies set forth in Paragraph "EIGHTH" above, shall be true and correct in all material respects at and as of the Closing Date;

          (ii) The Companies and the Sellers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Purchaser to operate the businesses of the Companies conducted prior to the Closing, or (D) affect adversely its right to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) The Sellers shall have delivered to Manchester a certificate to the effect that each of the conditions set forth in the within Paragraph, are satisfied in all respects;

          (v) Manchester shall have received from counsel to the Companies and the shareholders an opinion in form and substance as annexed hereto, addressed to Manchester and dated as of the Closing Date;

          (vi) All actions to be taken by the Shareholders and the Companies in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Manchester.

     Manchester may waive any condition specified in this Paragraph "TENTH: A.", if it executes a writing so stating at or prior to the Closing.

          B. Conditions to Obligation of the Shareholders-
             ---------------------------------------------

     The obligation of the Shareholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) The representations and warranties set forth in Paragraph "NINTH" above, shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Each of Manchester and the Companies shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation or any of the transactions contemplated by the Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment order, decree, ruling, or charge shall be in effect);

          (iv) Manchester shall have delivered to the Shareholders a certificate to the effect that each of the conditions specified above is satisfied in all respects;

          (v) The Shareholders shall have received from counsel to Manchester an opinion in form and substance as annexed hereto;

          (vi) All actions to be taken by Manchester in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Shareholders.

ELEVENTH:         TERMINATION-
---------         ------------

     A. Termination of Agreement-
        -------------------------

     1. The Parties may terminate this Agreement as provided below:

          (i) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) Manchester may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event the Sellers or the Companies have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Manchester has notified the Sellers of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 22, 2000;

          (iii) The Sellers or the Companies may terminate this Agreement by giving written notice to Manchester at any time prior to the Closing (A) in the event Manchester has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Companies have notified Manchester of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach of
     (B) if the Closing shall not have occurred on or before March 22 , 2000.

TWELFTH:          MISCELLANEOUS PROVISIONS-
--------          -------------------------

     (a) Scope of Agreement - The Parties do not intend to confer any benefit hereunder on any person, firm or corporation, other than the Sellers and the Purchasers. Without limiting the generality of the foregoing, each of the parties may, by written notice to the other and without consent of any other person, firm or corporation (i) extend the time for performance of any of the obligations or other acts of the other Party; (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement;
(iii) waive compliance with any of the covenants of the other party contained in this Agreement; or (iv) waive performance of any of the obligations under this Agreement by the other party.

     (b) Binding Agreement - This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (c) Exhibits - All Exhibits, Schedules and Appendices annexed hereto and the documents and instruments delivered simultaneously herewith and at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such writings, shall be deemed to refer to and include all such writings.

     (d) Entire Agreement, etc. - This Agreement constitutes the entire understanding between the parties pertaining to the subject matter hereof. No interpretation, change, termination or waiver of any of the provisions hereof shall be binding upon either party unless in writing. No waiver by either party of any provision of or default under this Agreement shall affect the right of such party thereafter to enforce said provision or any other provision hereof, or to exercise any right or remedy in the event of any other default, whether or not similar. The invalidity of any provision hereof shall not affect the validity of any other such provision.

     (e) Further Instruments - On and after the Closing date, upon the request of either party, the other party shall do all such further acts, and shall execute, acknowledge and deliver all such further instruments and documents, as may reasonably be necessary, desirable or appropriate to carry out the transactions contemplated by this Agreement, all of such documents to be reasonably satisfactory to such other Party's Counsel in form and content.

     (f) Survival of Representations, etc. - The parties agree that all of the representations, warranties, covenants, agreements and undertakings contained in this Agreement shall survive Closing.

     (g) Applicable Law - This Agreement and all the agreements annexed hereto as exhibits shall be governed by and construed in accordance with the laws of the State of New York.

     (h) Venue - The venue of any action commenced by any party to this agreement or any agreement annexed hereto as an exhibit shall be in a court with subject matter jurisdiction situated in the County of Suffolk, State of New York. For purposes hereof, this agreement and all agreements annexed hereto shall be deemed to have been entered into within the County of Suffolk, State of New York.

     (i) Paragraph Headings - Paragraph headings have been inserted herein for convenience only, and do not form a part of the Agreement. (j) Counterparts - This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

     (k) Notices - Any payment, notices, request, instructions, consent or other documents to be given hereunder shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid as follows:

     If to the Purchaser, addressed to:

                         Manchester Equipment Co., Inc.

                           160 Oser Avenue

                            Hauppauge, New York 11788

     with a copy thereof addressed to:

                           Joel Rothlein, Esq.
                           Kressel, Rothlein & Roth, Esqs.
                           684 Broadway
                           Massapequa, New York 11758

     If to the Sellers, addressed to:

                           Philip J. Ferranti



                                       AND

                           Kenneth Chellam


     with a copy thereof addressed to:

                           Michael McConville, Esq.
                           McConville, Considine, Cooman & Morin, P.C.
                           25 East Main Street
                           Rochester, NY 14614

         Either party may change the persons and addresses to which any payment, notice, request, instruction, consent or other document is to be sent to it by giving written notice of any such change to the other party in the manner provided for herein for giving notice. Any payment, notice, request, instruction, consent or other document mailed hereunder shall be deemed to have been received when mailed.

     (l) Prior Agreements - Except for the letter of intent which is deemed to have merged herein, the parties agree that all prior agreements between the parties, whether oral or written, are herewith made null and void and of no effect, legal or equitable.

     (m) Press Releases and Public Announcements - No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; Provided, However, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use reasonable best efforts to advise the other party prior to making the disclosure).

     (n) Amendments and Waivers - No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser, the Sellers and the Companies: No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (o) Severability - Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term of provision in any other situation or in any other jurisdiction.

     (p) Expenses and Tax Liability - Sellers will be responsible for any and all taxes that may be incurred based upon the consideration received by the Sellers for the sale and transfer contemplated by this Agreement.

     (q) Construction - The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Schedules annexed to this Agreement shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance, if any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (r) Specific Performance - Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any Court of the United States or any State hereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Paragraph "TWELFTH: (s)" below), in addition to any other remedy to which it may be entitled, at law or in equity.

     (s) Submission to Jurisdiction - Each of the Parties submits to the jurisdiction of any State or Federal Court sitting in Suffolk County, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such Court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other Court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final Judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the Judgment or in any other manner provided by law or in equity.

                  IN WITNESS WHEREOF, the Companies and the Purchasers have executed this Agreement by its authorized officers and the Sellers have caused their individual signatures to be affixed hereto on the day and year first above written.

In the Precence Of

  ss/ Michael McConville                 ss/ Philip J. Ferranti
---------------------------              ----------------------


  ss/ Michael McConville                  ss/ Kenneth Chellam

  ----------------------                  -------------------

                                        Manchester Equipment Co., Inc.

                                        By:  ss/ Joseph Looney, CFO
                                        ---  ----------------------


                                        Texport Technology Groupo, Inc.

  ss/ Michael McConville                By: ss/ Kenneth Chellam
  ----------------------                -----------------------


                                        Learning Technology Group, Inc.

   ss/ Michael McConville                By:  ss/ Philip Ferranti
   ----------------------                ---  -------------------
                                       41

         Rider to Definitive Purchase Agreement dated March 22 , 2000, by and between Manchester Equipment Co., Inc., a Corporation organized and existing under and by virtue of the laws of the State of New York, with a principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 (hereinafter referred to as the "Purchaser or Manchester"), Philip J. Ferranti, an individual residing at 16 Thoroughbred Trail, Penfield, New York 14526, and Kenneth Chellam, an individual residing at 50 Timber Brook Lane, Penfield, New York 14526 (hereinafter referred to as the "Seller" or "Sellers" and/or "Shareholder", or "Shareholders"and/or "Members"), Texport Technology Group, Inc., a Corporation organized and existing under the virtue of the laws of the State of New York, with a principal place of business at 106 Dispatch Drive, East Rochester, New York 14445, and Learning Technology Group, LLC, a Limited Liability Company, organized and existing under the virtue of the laws of the State of New York, with their principal place of business at 106 Dispatch Drive, East Rochester, New York 14445 (hereinafter referred to as the "Companies").

     Reference is herein made to a certain "Officers Loans" owed by the Companies to each of the Sellers herein.

     As of the date hereof, the balance of said "Officers Loans", together with the interest due thereon is as follows:

     Philip J. Ferranti, Thirteen Thousand Four Hundred Ten ($13,410.00) Dollars

     Kenneth  Chellam,  Thirteen  Thousand Four Hundred Ten (13,410.00)  Dollars

     Manchester herein agrees to cause the repayment of said "Officers Loans" pursuant to the following Schedules:

     Philip J. Ferranti- the sum of One Thousand One Hundred Seventeen and 50/100 ($1,117.50) Dollars, on April 22, 2000, and a similar sum of One Thousand One Hundred Seventeen and 50/100 ($1,117.50) Dollars, on the 22 day of each and every month thereafter, for a total twelve (12) such consecutive monthly payments.

     Kenneth Chellam- the sum of One Thousand One Hundred Seventeen and 50/100 ($1,117.50) Dollars, on April 22, 2000, and a similar sum of One Thousand One Hundred Seventeen and 50/100 ($1,117.50) Dollars, on the 22 day of each and every month thereafter, for a total twelve (12) such consecutive monthly payments.

         The foregoing repayments shall bear no interest.


In the Presence Of:

      ss/ Michael McConville             ss/  Philip J. Ferranti
      ----------------------                  ------------------

                                             Philip J. Ferranti

       ss/ Michael McConville            ss/ Keneth Chellam
       ----------------------            ------------------

                                             Kenneth Chellam

                                          Manchester Equipment Co., Inc.

                                          By:    ss/     Joseph Looney, CFO

                                          Texport Technology Group, Inc.

     Ss/ Michael McConville               By:   ss/    Kenneth Chellam
     ----------------------                     ---    ---------------

                                          Learning Technology Group, Inc.

      Ss/ Michael McConville              By:  ss/   Philip J. Ferranti
-----------------------------             --------------------------

POST CLOSING RIDER TO
DEFINITIVE PURCHASE AGREEMENT
DATED MARCH 22, 2000, AS BETWEEN

MANCHESTER EQUIPMENT CO., INC., PHILIP J. FERRANTI, KENNETH CHELLAM, TEXPORT TECHNOLOGY GROUP, INC., AND LEARNING TECHNOLOGY GROUP, LLC.


1. Reference is herein made to paragraphs Second B1, Second B2, Second B3 of the Definitive Purchase Agreement.

          A. The provisions of said paragraphs are herein deemed amended pursuant to the addition of the following provision:

          "Notwithstanding the contingent payment due dates of March 22 as set forth in said paragraphs, it is understood and agreed that March 22 is intended to be the reference date as to Revenue and Pre Tax Earnings. The contingent payments, if any, will be payable on or before May 22 of the subject year."

2. With the exception of the provisions of the foregoing paragraph, all the remaining terms and conditions of the Definitive Purchase Agreement shall remain in full force and effect.


Dated:   May  9, 2000
                                    MANCHESTER EQUIPMENT CO., INC.

                                    By: ss/ Joseph Looney
                                    ---------------------

                                    ss/ Philip J. Ferranti
                                    ----------------------
                                    Philip J. Ferranti

                                     ss/ Kenneth Chellam
                                     -------------------
                                    Kenneth Chellam

                                    TEXPORT TECHNOLOGY GROUP, INC.



                                    By: ss/ Joseph Looney
                                        ------------------

                                    LEARNING TECHNOLOGY GROUP, LLC


                                    By:  Joseph Looney
                                        ---------------